EXHIBIT 5.1
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                       INDIANAPOLIS, INDIANA  46204
                              (317) 237-0300
                           (317) 237-1000 (FAX)

August 14, 1997

Simon DeBartolo Group, L.P.
Simon Property Group, L.P.
115 West Washington Street
Indianapolis, Indiana 46204

   Re: Registration Statement on Form S-3
       FILED PURSUANT TO RULE 462(B)

Ladies and Gentlemen:

   We have acted as counsel for Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Issuer"), and Simon Property Group, L.P., a Delaware limited partnership (the "Guarantor"), in connection with the above-noted registration statement (the "Registration Statement") as to which this opinion is being filed. We have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of an increase in the amount of the Operating Partnership's non-convertible investment grade debt securities, consisting of notes or debentures denominated in United States dollars or any other currency (the "Debt Securities") and of the guarantee of the Debt Securities by the Guarantor (the "Guarantee") that were issued pursuant to the Registration Statement on Form S-3 (Registration No. 333-11491) which became effective on November 21, 1996 (the "Prior Registration Statement"). You have advised us that an aggregate of $150,000,000 public offering price of Debt Securities remains available for offering and sale from time to time pursuant to Rule 415 under the Act pursuant to the Prior Registration Statement. The aggregate public offering price of the Debt Securities available for sale under the Registration Statement will not exceed 20% of the amount of the Debt Securities issued under the final takedown under the Prior Registration Statement.

   The Debt Securities are to be issued under an Indenture dated as of November 26, 1996 among the Operating Partnership, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"), as it may be supplemented from time to time (together, the "Indenture").

   In connection with this opinion, we have examined (i) originals, photocopies or conformed copies of the Registration Statement and the Prior Registration Statement (including the exhibits and amendments thereto),
(ii) the Indenture, (iii) records of certain of the corporate proceedings of the managing general partner of the Operating Partnership relating, among other things, to the proposed issuance and sale of the Debt Securities, and (iv) records of certain of the corporate proceedings of the general partner of the Guarantor relating to the Guarantee. In addition, we have made such other examination of law and fact as we considered necessary in order to form a basis for the opinions hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing any of the documents, none of which facts we have independently verified. We have relied as to matters of fact upon certificates of officers of the managing general partner of the Operating Partnership and of officers of the general partner of the Guarantor.

   In rendering the opinions set forth below, we have assumed that (i) the Operating Partnership and the Guarantor have been duly organized and are validly existing in good standing under the laws of Delaware, (ii) the Operating Partnership and the Guarantor have the legal power and authority to enter into and perform their respective obligations under the Indenture, the Debt Securities and the Guarantee, (iii) the execution, delivery and performance by the Operating Partnership of the Indenture and the Debt Securities will not conflict with or violate the charter or by-laws of the managing general partner of the Operating Partnership, the laws of Delaware or the terms of any agreement or instrument to which the Operating Partnership is subject, (iv) the execution, delivery and performance by the Guarantor of the Guarantee will not conflict with or violate the charter or by-laws of the general partner of the Guarantor, the laws of Delaware or the terms of any agreement or instrument to which the Guarantor is subject, and (v) the Indenture represents a valid and binding obligation of the Trustee. We have also assumed, with respect to the Debt Securities of a particular series or issuance to be offered (the "Offered Securities"), that (i) the terms of issue and sale of the Offered Securities shall have been duly established in accordance with the Indenture, and (ii) the Offered Securities and the Guarantee shall have been duly authorized, issued and delivered by the Operating Partnership and the Guarantor and duly authenticated by the Trustee, all in accordance with the terms of the Indenture, and against payment by the purchasers thereof at the agreed consideration therefor.

   Based on the foregoing, and subject to the limitations hereinafter set forth, we are of the opinion that:

   1. The Indenture, as supplemented, when duly authorized, executed and delivered by the parties thereto, will represent a valid and binding obligation of each of the Operating Partnership and the Guarantor enforceable against the Operating Partnership and the Guarantor in accordance with its terms, except as such enforceability may be subject to
(a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally,
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States and (e) the enforceability of forum selection causes in the federal courts.

   2. When issued, authenticated and delivered, the Offered Securities will represent valid and binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their respective terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law (d) governmental authority to limit, delay or prohibit the making of payments outside the United States and (e) the enforceability of forum selection clauses in the federal courts.

   3. The Guarantee, when duly authorized, executed and delivered by the Guarantor, and assuming that the Offered Securities have been duly issued, authenticated and delivered, will represent a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim on the Guarantee with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States, (e) the enforceability of forum selection clauses in the federal courts and (f) any provision in the Guarantee purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality.

   We express no opinion as to the enforceability of any provisions contained in the Indenture, the Offered Securities or the Guarantee that constitute waivers which are prohibited under applicable law.

   In giving this opinion, we have, with your permission, relied as to matters involving the application of the laws of Maryland and Ohio, upon the opinions of Piper & Marbury L.L.P. and Vorys, Sater, Seymour and Pease, respectively, special Maryland and Ohio counsel, respectively, to the Issuer and the Guarantor, copies of which opinions have been delivered to you.
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   We consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                              Yours very truly,

                              /s/  BAKER & DANIELS